As filed with the Securities and Exchange Commission November 12, 2008

                                                                                                                                        Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16‑0797789 (I.R.S. Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York 14120‑0748
(Address of registrant's principal executive offices)

2008 TAYLOR DEVICES, INC. STOCK OPTION PLAN
(Full title of the plan)

SANDRA S. O'LOUGHLIN, ESQ.
Hiscock & Barclay, LLP
1100 M&T Center
3 Fountain Plaza
Buffalo, New York 14203-1414
Telephone (716) 856‑5400
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                  Accelerated filer [   ]
Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                Smaller reporting company [ X ]

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, $.025 par value	140,000 Shares	$3.17	$443,800	$17.44

(1) The Registration Statement also covers an indeterminate number of additional options and shares that may be offered and issued pursuant to the antidilution provisions of the Plan.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.  The price per share is estimated to be $3.17 based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system as of November 7, 2008 and reported by the NASDAQ System for NASDAQ SmallCap Issues.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.              Plan Information. *

Item 2.              Registrant Information and Employee Plan Annual Information. *

*Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the "Note" to Part I of Form S-8.

 PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT
(INFORMATION NOT REQUIRED IN THE PROSPECTUS)

Item 3.              Incorporation of Documents by Reference

                          The following documents are hereby incorporated by reference in this Registration Statement:

                          (a)                           The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

                          (b)                           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing with the Commission of a post‑effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents.

Item 4.              Description of securities

                          Pursuant to the terms of the Plan, the Committee is authorized to issue, upon exercise of the Options granted, Common Stock either from authorized but unissued Common Stock, or from Common Stock reacquired by the Company.  The aggregate number of Common Stock which may be distributed under the Plan shall not exceed 140,000, subject to proportional adjustment in the event of changes in capitalization of the Company.

                          The Certificate of Incorporation authorizes the Company to issue up to 8,000,000 shares of Common Stock, of which, as of the date of this Prospectus, 3,219,923 shares of Common Stock are issued and outstanding; 493,170 shares of Common Stock are held in the Company's Treasury; 32,750 shares of Common Stock are reserved for issuance under the 2005 Taylor Devices, Inc. Stock Option Plan; 242,613 shares of Common Stock are reserved for issuance under the 2004 Taylor Devices, Inc. Employee Stock Purchase Plan; and 140,000 shares of Common Stock are reserved for issuance under the Plan which is the subject of this Registration Statement.

                          The Certificate of Incorporation of the Company authorizes the Board of Directors to issue up to 2,000,000 shares of preferred stock, $.05 par value, with such rights and privileges, including voting rights, as it may deem appropriate.  Five thousand (5,000) preferred shares have been designated by the Board of Directors as "Series 2008 Junior Participating Preferred Stock" ("Series 2008 Stock") in connection with the issuance by the Company of certain shareholder rights ("Rights"), as more particularly described in the Rights Agreement between the Company and Regan & Associates, Inc., as Rights Agent, dated as of October 5, 2008, attached as Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on or about October 3, 2008 ("Rights Agreement"). The Certificate of Amendment to the Company's Certificate of Incorporation designating the Series 2008 Stock was filed by the New York Secretary of State on September 16, 2008 (the "Amendment").

                                On September 15, 2008, the Board of Directors of Taylor Devices, Inc. (the "Company") declared (i) a dividend of one Right for each outstanding share of the Company's Common Stock, par value $.025 per share (the "Common Stock"), to shareholders of record at the close of business on October 3, 2008 (the "Record Date").  Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-thousandths (1/2000) of a share of Series 2008 Junior Participating Preferred Stock, par value $.05 per share (the "Series 2008 Preferred Stock"), at a Purchase Price of $5.00 per unit of one two-thousandths of a share, subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Regan & Associates, Inc., as Rights Agent.  Registrar and Transfer Company, with offices located at 10 Commerce Drive, Cranford, NJ 07016-3572, serves as the Company's transfer agent (the "Transfer Agent").

                Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. A Distribution Date will occur and the Rights will separate from the Common Stock upon the earliest of (i) 10 days following a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding1 (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a Person or group beneficially owning 10% or more of such outstanding shares of Common Stock (unless such tender offer or exchange offer is an offer for all outstanding shares of Common Stock which a majority of the unaffiliated Directors who are not officers of the Company determine to be fair to and otherwise in the best interests of the Company and its shareholders) or (iii) the date the Board of Directors declares a person to be an "Adverse Person", upon a determination by the Board that such Person, together with his affiliates or associates, is or has become the beneficial owner of 10% or more of the shares of Common Stock outstanding, and upon a determination by at least a majority of the Continuing Directors (as defined below) who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such Directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such Continuing Directors determine that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with governmental agencies) on the business or prospects of the Company.

1 Under the Rights Agreement, for purposes of calculating percentages of Common Stock outstanding, shares of Common Stock outstanding shall include all shares of Common Stock deemed to be beneficially owned by a person and its affiliates and associates, even if not actually then outstanding.

                         The power of the Board of Directors to issue preferred shares, such as Series 2008 Stock, may enable the Board of Directors to prevent a change in control despite a shift in ownership of the Common Stock.  In addition, the Board of Directors' power to issue additional Common Stock may delay or deter a change in control by increasing the number of Common Stock needed to gain control.

                          In addition, under New York law, the Company cannot enter into certain business combinations involving persons beneficially owning 20% or more of the shares of Common Stock, unless the Board of Directors has approved the business combination or the stock acquisition by which the person's interest reached 20% ("Stock Acquisition") prior to the date of the Stock Acquisition.  This restriction applies for 5 years after the date of the Stock Acquisition, and thereafter, the Company may enter into a business combination with the interested person (1) if the combination is approved by vote of the holders of a majority of the Common Stock beneficially owned by disinterested shareholders or (2) as part of the business combination if the disinterested shareholders receive a price for their Common Stock equal to or greater than the price determined in accordance with a statutory formula intended to assure that the shareholder will receive an equitable price in the business combination.  New York law also prevents the Company from purchasing more than 10% of the shares of Common Stock for more than their market value unless the purchase is approved by the Board of Directors and by a majority vote of all outstanding Common Stock, unless the offer to purchase is extended to all shareholders, or unless the offer is for Common Stock the holder has held for more than 2 years.

                          The Common Stock is listed on the NASDAQ SmallCap Issues Market.

Item 5.              Interests of Named Experts and Counsel.

               Not applicable.

Item 6.               Indemnification of Directors and Officers

                          The Certificate of Incorporation of the Company eliminates or limits the personal liability of the members of the Company's Board of Directors to the fullest extent permitted under the New York Business Corporation Law (the "BCL"), providing that directors will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by law.  The BCL requires that a director be liable if a judgment or other final disposition adverse to the director establishes that (1) such director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law; or (2) such director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (3) the acts of such director violated Section 719 of the BCL.  Section 719 provides that, unless a director performs the duties of a director in good faith and with a degree of care which an ordinary prudent person in a like position would use under similar circumstances, the director may be liable for voting or concurring in the following corporate actions; (a) the declaration of an illegal dividend; (b) a corporation's repurchase of its own stock when the repurchase is not authorized by New York law; (c) the distribution of assets to shareholders after dissolution of the corporation without adequately providing for known liabilities of the corporation; and (d) a loan by a corporation to any director unless the loan is authorized by a vote of shareholders.

                               The Company's by‑laws require the Company to indemnify any person (including any director, officer or employee) to the full extent permitted by law, who is made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person is or was a director or officer of the Company or serves or served any other corporation in any capacity at the request of the Company.

                                The Company has entered into indemnity agreements with its directors and certain executive officers.  These agreements provide broad indemnification, within the limits permitted by law, and provide that funds will be advanced to the indemnities to cover expenses and losses, subject to reimbursement if it is later determined that indemnification is not permitted.  In addition, the Company annually purchases directors and officers liability insurance.

Item 7.                  Exemption from Registration Claimed.

              Not applicable.

Item 8.                   Exhibits

Exhibit Number	Description	Page
4.1	2008 Taylor Devices, Inc. Stock Option Plan (incorporated by reference to Appendix "C" to Taylor Devices, Inc. Proxy Statement dated September 27, 2008, Commission File No. 0‑3498).
4.2	Form of Stock Option Agreement.	10
5	Opinion of Hiscock & Barclay, LLP regarding legality of Common stock being registered.	14
23.1	Consent of Lumsden & McCormick, LLP	15
23.2	Consent of Hiscock & Barclay, LLP (included in their Opinion filed as Exhibit 5).

Item 9.                   Undertakings

             A.                            The undersigned Company hereby undertakes:

                          (a)             To file, during any period in which the Company offers or sells securities, a post‑effective amendment to this Registration Statement, to include any additional or changed material information on the plan of distribution.

                          (b)             For determining liability under the Securities Act, to treat each post‑effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

                          (c)             To file a post‑effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

             B.                            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      SIGNATURES

                          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Tonawanda, State of New York, on the 7th day of November, 2008.

                                                                                                                                                         TAYLOR DEVICES, INC.

By:	/s/Douglas P. Taylor Douglas P. Taylor, President, Chief Executive Officer and Director (Principal Executive Officer)
And
By:	/s/Mark V. McDonough Mark V. McDonough, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

                          Each person whose signature appears below constitutes and appoints Douglas P. Taylor his attorney‑in‑fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney‑in‑fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature
/s/ Randall L. Clark Randall L. Clark, Director Date: November 7, 2008	/s/ Richard G. Hill Richard G. Hill, Director Date: November 7, 2008
/s/ Reginald B. Newman II Reginald B. Newman II, Director Date: November 7, 2008	/s/ John Burgess John Burgess, Director Date: November 7, 2008

Exhibit 4.1
2008 Taylor Devices, Inc.
Stock Option Plan

INCORPORATED BY REFERENCE TO 2008 PROXY STATEMENT
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON SEPTEMBER 27, 2008

Exhibit 4.2
Form of Stock Option Agreement

SUMMARY OF OPTION GRANT
2008 TAYLOR DEVICES, INC. STOCK OPTION PLAN

Name of Optionee:

Address of Optionee:

Taxpayer Identification Number:

Number of Options:

Exercise Price per Share:

                 Incentive Stock Options
                         OR
                Non-Qualified Stock Options                            Date of Grant:                                                                Expiration Date:

STOCK OPTION AGREEMENT

                                The undersigned, TAYLOR DEVICES, INC., a New York corporation with offices at 90 Taylor Drive, North Tonawanda, New York 14120 (the "Company") and the above named Optionee, an individual residing at the address shown in the above, hereby enter into this STOCK OPTION AGREEMENT effective as of the Date of Grant (the "Agreement"), as stated above, upon the Terms and Conditions attached hereto and expressly incorporated into this Agreement (the "Terms and Conditions").

                                                                                                        TAYLOR DEVICES, INC.

                                                                                                         By:
                                                                                                                           Douglas P. Taylor, President

                                The undersigned Optionee hereby agrees to the Terms and Conditions, and acknowledges receipt from the Company of a copy of the 2008 Taylor Devices, Inc. Stock Option Plan.

                                                                                                        OPTIONEE:

                                                                                                            [NAME]

TERMS AND CONDITIONS
OF
2008 TAYLOR DEVICES, INC. STOCK OPTION PLAN

                Optionee is an [employee/director] of the Company.  The Compensation Committee of the Company (the "Committee") has determined that the Optionee is a key employee of the Company, or has otherwise met the criteria necessary for the grant of options under the 2008 Taylor Devices, Inc. Stock Option Plan (the "Plan").  The Plan was adopted by the Board of Directors of the Company and approved by shareholders on November 7, 2008.  The Committee has elected to grant options to the Optionee, which options shall be exercised in accordance with this Agreement and the Plan; and

Optionee wishes to accept this grant.

               NOW, THEREFORE,the Company and the Optionee agree as follows:

                1.                Grant of Options.  By this Agreement, the Company grants to the Optionee, and the Optionee accepts from the Company as of the date of this Agreement, on the terms and conditions set forth herein, options (individually or collectively referred to as the "Options") to purchase the number of shares of its Common stock, $0.025 par value (the "Common Stock"), at the purchase price per share, set forth above in the Summary of Option Grant.  As specified in such Summary of Option Grant, the Options are either Incentive Stock Options, or Non-Qualified Stock Options which will not be treated as "Incentive Stock Options" under the Internal Revenue Code of 1986, as amended (the "Code").  As provided in the Plan, to the extent that the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which Options are exercisable for the first time by Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which granted) shall be treated as Non-Qualified Stock Options notwithstanding any inconsistent designation in the Summary of Option Grant.

                The Options are issued under and subject to all of the terms and conditions of the Plan. The Plan, except as expressly modified by the provisions set forth in this Agreement, is hereby incorporated by reference into this Agreement.  Terms defined in the Plan and not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

                2.                Term of Option.  The Options shall terminate on and shall not be exercisable after the Expiration Date set forth above in the Summary of Option Grant and in no event more than ten (10) years after the Date of Grant.  In the event that the Options shall be designated as Incentive Stock Options and granted to a more than ten percent (10%) shareholder of the Company, the Options shall terminate not later than five (5) years after the Date of Grant, as set forth in this Agreement.  Except as provided herein, the Options may be exercised only during the continuance of the Optionee's employment with the Company.

                                    a.                An Option held by an Optionee whose employment is terminated due to becoming Permanently and Totally Disabled shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, upon its expiration date.

                                    b.                An Option held by an Optionee whose employment is terminated due to death or who dies within three months after termination of employment shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, within one year from the date the Optionee's death, and the Option shall be exercisable within such period of one year by the executor or administrator of the Optionee's estate or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution.

                                c.                An Incentive Stock Option or a Non-Qualified Stock Option held by an Optionee whose employment terminates for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee.

                                d.                An Option held by an Optionee whose employment terminates for any reason other than those specified in subsection (a), (b), or (c) above shall expire (i) in the case of an Incentive Stock Option, three months after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, unless another date is fixed by the Committee, eighteen months after the date of termination.

                                e.                The foregoing notwithstanding, no Option shall be exercisable after its expiration date.

                Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final, conclusive, and binding upon the affected Optionee and any person claiming under or through such Optionee.

                3.                Exercise of Options.  The Optionee shall exercise all or any part of the vested Options by giving written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase.  The purchase price per share of the Options shall be the price set forth in the Summary of Option Grant above.  The full purchase price of the stock as to which the Options are being exercised shall be paid in cash; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his or her Options by tendering to the Company shares of Common Stock owned by him or her pursuant to Section 9(b) of the Plan.

                4.                Shareholder Rights.  Neither the Optionee nor any transferee under this Agreement shall have any rights as a shareholder with respect to any shares subject to Options until the date a stock certificate is issued evidencing ownership of such shares.  The Company shall deliver to the Optionee a certificate representing the shares as to which options have been exercised as soon as administratively feasible following such exercise.

                5.                Non-Transferability.  Options shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Options shall be exercisable only by such Optionee.  Any transfer of Options attempted in violation of this Agreement shall be void.

                6.                Compliance with Securities Laws.  No Options shall be exercisable in whole or in part if at any time the Committee or the Board of Directors, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such Options on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Options or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Options is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution, and the Company may place upon any stock certificate for shares issuable upon exercise of such Options such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 and any other applicable law.

                7.                Reporting.  In the event the Optionee disposes of the shares acquired from the Options and, as a result of the disposition, recognizes ordinary income, the Optionee shall give written notice to the Company, as soon as reasonably practicable, of such disposition and the amount taxable as ordinary income to the Optionee as a result of the disposition.

                8.                Notices.  All notices provided for under this Agreement shall be in writing and shall be delivered by hand or sent by certified mail to the addresses specified in the Summary of Option Grant above or to such other addresses that the respective parties may designate in writing.

                9.                No Right to Employment.                Nothing contained in this Agreement, nor the granting of any Options to the Optionee hereunder, shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or continue employment of Optionee for any specific period.

                10.                Interpretation.  This Agreement shall be governed by and construed under the laws of the State of New York, without reference to conflict-of-laws principles. All decisions and interpretations made by the Committee or the Board of Directors with respect to any question arising under this Agreement or the Plan shall be conclusive and binding upon the Optionee.

                11.                Amendment.  No term, condition, understanding or agreement purporting to modify the terms of this Agreement shall be binding unless made in writing and signed by both parties hereto.

                12.                Waiver.  No failure of a party to exercise any power given to it under this Agreement or to insist upon strict compliance with any obligation or condition thereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its rights to demand exact compliance with the terms of this Agreement.

                13.                Binding on Heirs, etc.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and the Optionee and his or her heirs, executors and administrators.

Exhibit 5
Legality Opinion and Consent

                                                                                                                                                                                                                            November 7, 2008

Taylor Devices, Inc.
90 Taylor Drive
PO Box 748
North Tonawanda, New York 14120-0748
Attention:  Douglas P. Taylor, President and CEO

          Re:      2008 Taylor Devices, Inc. Stock Option Plan

Ladies and Gentlemen:

            We have represented Taylor Devices, Inc. (the "Company") in connection with the issuance by the Company of up to 140,000 shares of its Common stock, par value $0.025 per share (the "Stock"), subject to options to be granted ("Stock Options") pursuant to the 2008 Taylor Devices, Inc. Stock Option Plan (the "Plan").  This opinion is being submitted at your request for use as an Exhibit to the Company's Registration Statement on Form S-8 in accordance with the Securities Act of 1933 (the "Act"), which Registration Statement is to be filed with the Securities and Exchange Commission (the "SEC") on or about November 10, 2008 (the "Registration Statement").

            In preparing this opinion, we examined (1) the Plan; (2) the resolutions of the Board of Directors approving the Plan, dated August 5, 2008; (3) the Company's Certificate of Incorporation and By-laws, each as amended through the date hereof; (4) the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2008; (5) the Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2008; (6) the Current Report on Form 8-K, dated September 15, 2008; (7) the Proxy Statement, dated September 27, 2008, mailed to shareholders in connection with the Annual Meeting of Shareholders held on November 7, 2008; (8) the Registration Statement on Form 8-A, dated October 6, 2008; (9) the Issuer Statement on Form M-11 filed with the New York Department of Law on January 25, 1999, renewed effective January 25, 2007 and supplemented by a statement on Form M-3 filed on or about February 9, 2007 (collectively, the "Reviewed Documents"), and such questions of law as we have deemed necessary or appropriate.

            In rendering this opinion, other than our review of the Reviewed Documents, we have made no inquiry as to any factual matter.  Based on the foregoing, and assuming that:

            (a)    the Plan has been duly adopted;

            (b)    on the dates of exercise, the Stock Options (i) will have been duly granted in accordance with the Plan; (ii) will constitute the legal, valid, and binding obligations of the Company; and, (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, will be enforceable as to the Company in accordance with the terms of the Plan; and

            (c)     no change occurs in the applicable law or the pertinent facts,

it is our opinion that the Stock is duly authorized and, when the Stock Options are exercised in accordance with their terms and the terms of the Plan, the Stock will be validly issued, fully paid and nonassessable.

                The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

                We consent to the use of this opinion as an Exhibit to the Registration Statement.   In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or of the Rules and Regulations of the SEC thereunder.

                                                                                                                                                                                                        Very truly yours,

                                                                                                                                                                                                        /s/ Hiscock & Barclay, LLP

Exhibit 23.1
Consent of Lumsden & McCormick, LLP

[LETTERHEAD OF LUMSDEN & McCORMICK, LLP]

To the Board of Directors of
Taylor Devices, Inc.

Gentlemen:

                                We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated August 1, 2008, which appears on page 28 of the Annual Report to the Securities and Exchange Commission of Taylor Devices, Inc. on Form 10‑KSB for the fiscal year ended May 31, 2008.

/s/Lumsden & McCormick, LLP
LUMSDEN & McCORMICK, LLP
Buffalo, New York
November 7, 2008